Exhibit 99.3

NORTHSTAR HEALTHCARE INCOME, INC. AND SUBSIDIARIES
INDEX TO PRO FORMA FINANCIAL STATEMENTS

NorthStar Healthcare Income, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Financial Information	2
NorthStar Healthcare Income, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2015	3
NorthStar Healthcare Income, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2014	4
NorthStar Healthcare Income, Inc. and Subsidiaries Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	5

NORTHSTAR HEALTHCARE INCOME, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2015 and year ended December 31, 2014 are presented as if NorthStar Healthcare Income, Inc. (the “Company”) completed the acquisition of the continuing care retirement communities (“CCRCs”) portfolio (the “Fountains Portfolio”) from subsidiaries of Fountains Senior Living Holdings, LLC (the “Predecessor”), an investment vehicle sponsored by Arcapita (the “Seller”), including nine rental CCRCs (the “Rental Properties”), six entrance fee CCRCs (the “Entrance Fee Properties”) and one property in which the Company holds a remainder interest in 23 condominium units (the “Remainder Interest Property”) on January 1, 2014. The Entrance Fee Properties are wholly-owned by the Company, while the Rental Properties and the Remainder Interest Property were purchased by a joint venture (the “Joint Venture”) between a subsidiary of the Company and an affiliate of The Freshwater Group, Inc. (“Freshwater”), which own 97% and 3%, respectively, of the ownership interests in the Joint Venture. The Rental Properties are operated by an affiliate of Freshwater pursuant to long-term management agreements under a RIDEA structure. The Fountains Portfolio was acquired for a purchase price of $639.3 million, subject to certain purchase price credits, on June 1, 2015.
An unaudited pro forma condensed consolidated balance sheet as of March 31, 2015 is not presented as the effect of the acquisition of the Fountains Portfolio is fully reflected in the Company’s historical consolidated balance sheet as of June 30, 2015, which is included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2015.
The allocation of the purchase price of the Fountains Portfolio used in these unaudited pro forma condensed consolidated statements of operations has been based upon preliminary estimates of the fair value of assets acquired. A final determination of the fair value of the acquired assets will be based on the valuation of the tangible and intangible assets and liabilities of the Fountains Portfolio that existed, if any, as of the date of the acquisition. Consequently, the preliminary amounts allocated to tangible and intangible assets could change significantly from those used in the pro forma condensed consolidated statements of operations presented and could result in a material change in depreciation and amortization of tangible and intangible assets. The fair value is a preliminary estimate and may be adjusted within one year of the acquisition in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).
This unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2015 and June 30, 2015 and are not necessarily indicative of what the actual financial position or results of operations would have been had the Company completed the proposed transaction as of the beginning of the period presented, nor is it necessarily indicative of future results. In the opinion of the Company’s management, the pro forma condensed consolidated financial statements include all significant necessary adjustments that can be factually supported to reflect the effects of the acquisition.

NORTHSTAR HEALTHCARE INCOME, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2015
(Dollars in Thousands, Except Per Share Data)

	Historical (1)	Fountains Portfolio Historical (2)	Pro Forma Adjustments (3)	Pro Forma
Revenues
Resident fee income	$3,848	$35,569	$(17,167)	$22,250
Rental income	3,906	1,404	5,279	10,589
Interest income	3,561	—	—	3,561
Other Income	—	2,207	(1,760)	447
Total Revenues	11,315	39,180	(13,648)	36,847

Expenses
Real estate properties - operating expenses	2,746	30,024	(15,691)	17,079
Interest expense	1,647	2,550	1,844	6,041
Transaction costs	1,416	—	(1,392)	24
Asset management and other fees - related party	2,714	—	1,564	4,278
General and administrative expenses	2,877	—	—	2,877
Depreciation and amortization	1,685	4,552	(490)	5,747
Total expenses	13,085	37,126	(14,165)	36,046

Income (loss) before equity in earnings (losses) of unconsolidated ventures and income tax benefit (expense)	(1,770)	2,054	517	801
Equity in earnings (losses) of unconsolidated ventures	(3,589)	—	—	(3,589)
Income tax benefit (expense)	345	—	—	345
Net income (loss)	(5,014)	2,054	517	(2,443)
Net (income) loss attributable to non-controlling interests	1	—	(22)	(21)
Net income (loss) attributable to NorthStar Healthcare Income, Inc. common stockholders	$(5,013)	$2,054	$495	$(2,464)
Net income (loss) per share of common stock, basic/diluted	$(0.05)			$(0.04)
Weighted average number of shares of common stock outstanding	109,371,002			109,371,002

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NORTHSTAR HEALTHCARE INCOME, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2014
(Dollars in Thousands, Except Per Share Data)

	Historical (1)	Fountains Portfolio Historical (2)	Pro Forma Adjustments (3)	Pro Forma
Revenues
Resident fee income	$14,511	$140,729	$(68,240)	$87,000
Rental income	8,038	5,415	21,125	34,578
Interest income	7,490	9	(9)	7,490
Other Income	—	9,536	(7,930)	1,606
Total Revenues	30,039	155,689	(55,054)	130,674

Expenses
Real estate properties - operating expenses	10,810	120,588	(63,887)	67,511
Interest expense	2,981	11,293	5,985	20,259
Transaction costs	3,405	—	—	3,405
Asset management and other fees - related party	8,220	—	6,256	14,476
General and administrative expenses	4,418	—	—	4,418
Depreciation and amortization	4,291	17,454	18,487	40,232
Total expenses	34,125	149,335	(33,159)	150,301

Other income (loss)
Realized gain (loss)	(156)	(3,648)	3,648	(156)
Income (loss) before equity in earnings (losses) of unconsolidated ventures and income tax benefit (expense)	(4,242)	2,706	(18,247)	(19,783)
Equity in earnings (losses) of unconsolidated ventures	(12,127)	—	—	(12,127)
Income tax benefit (expense)	1,390	—	—	1,390
Net income (loss)	(14,979)	2,706	(18,247)	(30,520)
Net (income) loss attributable to non-controlling interests	34	—	519	553
Net income (loss) attributable to NorthStar Healthcare Income, Inc. common stockholders	$(14,945)	$2,706	$(17,728)	$(29,967)
Net income (loss) per share of common stock, basic/diluted	$(0.38)			$(0.75)
Weighted average number of shares of common stock outstanding	39,804,750			39,804,750

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NORTHSTAR HEALTHCARE INCOME, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)
Represents the Company’s condensed consolidated statement of operations for the three months ended March 31, 2015 and for the year ended December 31, 2014, as reported in Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, respectively.

(2)
The historical information represents the unaudited results of operations for the three months ended March 31, 2015 and audited results of operations for the year ended December 31, 2014 of the Predecessor and its subsidiaries. Certain balances reported in the financial statements of the Predecessor and its subsidiaries have been reclassified to conform to the Company’s presentation.

(3)
The pro forma adjustments represent the acquisition of the Fountains Portfolio as if it had occurred on January 1, 2014 for the statement of operations for the three months ended March 31, 2015 and year ended December 31, 2014. The pro forma adjustments include:

(i)
the elimination of resident fee, interest and other income for the Entrance Fee Properties, subject to a new 6.8-year net lease signed at closing, of $19.3 million and $75.7 million for the three months ended March 31, 2015 and year ended December 31, 2014, respectively;

(ii)
the Entrance Fee Properties’ contractual rent revenue for the three months ended March 31, 2015 and for the year ended December 31, 2014 was $5.1 million and $20.5 million, respectively, and the straight-line rent adjustment for the three months ended March 31, 2015 and year ended December 31, 2014 was $0.4 million and $1.5 million, respectively;

(iii)
the elimination of certain other income items primarily relating to entry fee income earned by the Seller and offset by certain other expense items for the three months ended March 31, 2015 and year ended December 31, 2014 of $(0.1) million and $1.3 million, respectively;

(iv)
the elimination of real estate properties - operating expenses for the Entrance Fee Properties, subject to a new 6.8-year net lease signed at closing, for the three months ended March 31, 2015 and year ended December 31, 2014 of $15.5 million and $62.7 million, respectively;

(v)
the impact of the new contractual management fees of 4% of gross revenues was $0.8 million and $3.1 million for the three months ended March 31, 2015 and for the year ended December 31, 2014, respectively, offset by an adjustment to eliminate historical management fees of $1.0 million and $4.4 million for the three months ended March 31, 2015 and year ended December 31, 2014, respectively;

(vi)
the impact of interest expense on new borrowings and amortization of deferred financing costs of $4.4 million and $17.3 million for the three months ended March 31, 2015 and year ended December 31, 2014, respectively, offset by an adjustment to eliminate historical interest expense of $2.6 million and $11.3 million for the three months ended March 31, 2015 and year ended December 31, 2014, respectively. The Fountains Portfolio obtained 15 separate non-recourse borrowings, each with a fixed interest rate of 3.92% and a term of seven years, for an aggregate principle amount of approximately $410.0 million;

(vii)
the elimination of $1.4 million of non-recurring accrued acquisition related expenses from the Company’s unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2015;

(viii)
the impact of a monthly asset management fee expense equal to one-twelfth of 1.0% of the amount allocated for the acquisition of the Fountains Portfolio, payable to the Company’s advisor, of $1.6 million and $6.3 million for the three months ended March 31, 2015 and year ended December 31, 2014, respectively;

(ix)
the increase in depreciation and amortization expense for the year ended December 31, 2014 is based on the preliminary purchase price allocation for the Fountains Portfolio. The purchase price allocation is a preliminary estimate and may be adjusted within one year of the acquisition in accordance with U.S. GAAP. The value allocated to building, land improvements and furniture, fixtures and equipment are depreciated based on estimated useful lives of 40, 15 and five years, respectively. The value allocated to in-place lease intangible assets is amortized based on an estimated life of one year for the Rental Properties and approximately 6.8 years for the Entrance Fee Properties. The decrease in depreciation and amortization expense for the three months ended March 31, 2015 reflects the assumption that all in-place lease intangible assets for the Rental Properties are fully amortized as of January 1, 2015;

NORTHSTAR HEALTHCARE INCOME, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(x)	the elimination of realized losses primarily relating to $3.6 million of impairments recorded by the Seller for the year ended December 31, 2014; and

(xi)
the effect of the Company’s non-controlling interest allocation to the joint venture partner in the Rental Properties and the Remainder Interest Property based on the terms of the joint venture agreement.